Exhibit 99.12

2018-19

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Joe Ceci

President of Treasury Board and Minister of Finance

in the Legislative Assembly of Alberta

March 22, 2018

This document contains information licenced under the Open Government Licence – Alberta.

The 2018-19 Offices of the Legislative Assembly Estimates report the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year ending March 31, 2019. Together with the Government Estimates, the estimates documents identify the total requirements for public monies from the General Revenue Fund for the year.

TABLE OF CONTENTS

INTRODUCTION AND SUMMARY TABLES

Preface	i

Schedule of Amounts to be Voted	1

Voted Spending by Office	2

Amounts Not Required to be Voted by Office	2

Full Time Equivalent Employment	3

DETAILS OF THE OFFICES OF THE LEGISLATIVE ASSEMBLY ESTIMATES

Support to the Legislative Assembly	4

Office of the Auditor General	8

Office of the Ombudsman	12

Office of the Chief Electoral Officer	16

Office of the Ethics Commissioner	20

Office of the Information and Privacy Commissioner	24

Office of the Child and Youth Advocate	28

Office of the Public Interest Commissioner	32

Office of the Election Commissioner	36

PREFACE

The 2018-19 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2018. Together with the 2018-19 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2018 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

◾	Voted Spending by Office,
◾	Amounts Not Required to be Voted by Office, and
◾	Full-Time Equivalent Employment.

The details provided for each office presents information on amounts for each office to be drawn from the General Revenue Fund as required by section 24 of the Financial Administration Act. The details include the following information, as applicable:

◾	Amount to be Voted,
◾	Supplementary Information (including a statement of objective and services provided),
◾	Voted Spending by Program,
◾	Amounts Not Required to be Voted,
◾	Statement of Operations,
◾	Change in Capital Assets, and
◾	Change in Inventory Assets

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2018-19 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The Standing Orders direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Appropriation Act, 2018 Bill introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2018-19 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each Office’s estimate amounts are divided into:

◾	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and
◾	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Budget Presentation

These 2018-19 Offices of the Legislative Assembly Estimates reflect the Province’s budget presentation methodology as of April 1, 2018. As in past budgets, the comparable amounts presented in these estimates may not match those originally presented in the Offices of the Legislative Assembly Estimates 2017-18 documents tabled on March 16, 2017. Any such

i

differences are the result of adjustments applied to maintain the comparability of past amounts with the 2018-19 estimate amounts.

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an Office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2018. The Financial Administration Act requires the 2018-19 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

A Supply Vote is a discrete allocation from the 2018-19 Offices of the Legislative Assembly Estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, each office’s cash funding requirements for any and all expense, capital investment and financial transactions requirements are combined in a single vote for each Office and the Assembly itself.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following parliamentary tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriations under an appropriation act must be created pursuant to a supply vote, or a set of supply votes, as resolved by the Committee of Supply.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants to parties outside the Consolidated Government, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments by the Consolidated Government in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of inventories. Financial liabilities for alternatively financed capital projects are reduced by payments from a Financial Transactions vote.

PREFACE	ii

SCHEDULE OF AMOUNTS TO BE VOTED

SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL
OFFICE and VOTE	2018-19 Estimate

Support to the Legislative Assembly	$67,639,000

Office of the Auditor General	$27,834,000

Office of the Ombudsman	$4,291,000

Office of the Chief Electoral Officer	$38,949,000

Office of the Ethics Commissioner	$970,000

Office of the Information and Privacy Commissioner	$6,916,000

Office of the Child and Youth Advocate	$15,425,000

Office of the Public Interest Commissioner	$1,149,000

Office of the Election Commissioner	$1,321,000

Total amount to be voted under section 1 of the Appropriation Act, 2018	$164,494,000

Offices of the Legislative Assembly	1

VOTED SPENDING BY OFFICE
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
EXPENSE
Support to the Legislative Assembly	62,700	67,345	63,272	66,327
Office of the Auditor General	25,225	26,690	26,154	27,735
Office of the Ombudsman	3,468	3,666	3,455	4,241
Office of the Chief Electoral Officer	3,803	6,446	5,600	37,899
Office of the Ethics Commissioner	986	949	925	970
Office of the Information and Privacy Commissioner	6,644	6,873	6,738	6,916
Office of the Child and Youth Advocate	13,172	13,192	13,626	15,275
Office of the Public Interest Commissioner	1,040	1,264	1,155	1,149
Office of the Election Commissioner	-	-	-	1,146
Sub-total	117,038	126,425	120,925	161,658

CAPITAL INVESTMENT
Support to the Legislative Assembly	1,019	1,050	1,050	1,050
Office of the Auditor General	248	64	600	99
Office of the Ombudsman	40	-	80	50
Office of the Chief Electoral Officer	535	990	990	1,050
Office of the Information and Privacy Commissioner	72	-	-	-
Office of the Child and Youth Advocate	27	50	336	150
Office of the Election Commissioner	-	-	-	175
Sub-total	1,941	2,154	3,056	2,574

FINANCIAL TRANSACTIONS
Support to the Legislative Assembly	313	262	259	262

Total	119,292	128,841	124,240	164,494

AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE
EXPENSE
Support to the Legislative Assembly	2,490	2,720	2,351	2,354
Office of the Auditor General	245	120	120	250
Office of the Ombudsman	8	20	27	12
Office of the Chief Electoral Officer	232	523	523	645
Office of the Ethics Commissioner	29	15	13	10
Office of the Information and Privacy Commissioner	54	55	55	55
Office of the Child and Youth Advocate	273	391	406	406
Office of the Public Interest Commissioner	4	2	7	-
Office of the Election Commissioner	-	-	-	30

Total	3,335	3,846	3,502	3,762

2	Offices of the Legislative Assembly

FULL-TIME EQUIVALENT EMPLOYMENT
		2017-18	Estimate

	Support to the Legislative Assembly	408	397

	Office of the Auditor General	148	154
	Office of the Ombudsman	27	32
	Office of the Chief Electoral Officer	23	26
	Office of the Ethics Commissioner	4	5
	Office of the Information and Privacy Commissioner	42	42
	Office of the Child and Youth Advocate	67	82
	Office of the Public Interest Commissioner	6	5
	Office of the Election Commissioner	-	3

Total		725	746

Offices of the Legislative Assembly	3

Support to the Legislative Assembly

The Honourable Robert E. Wanner

Speaker of the Legislative Assembly

Robert Reynolds, Q.C.

Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through them, Albertans make provincial laws and provide money needed by the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws so made by Albertans.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

LEGISLATIVE ASSEMBLY	64,032	68,657	64,581	67,639

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide for the necessary administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

Provides all services required for the operation of the Legislative Assembly including committees.

Provides for publication of Alberta Hansard, the Order Paper, Votes and Proceedings, and Bills.

Provides for public information, public education and visitor services programs.

Provides a library service to the Legislature, public service and general public.

Provides for expenses incurred in connection with inter-parliamentary relations activities.

Provides for payment of mailing, telephone, and other communication expenses for Members of the Legislative Assembly.

Provides for expenses for Members’ constituency and Legislature offices.

Provides for payment of indemnities, committee allowances, expense allowances, living expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly as authorized by the Legislative Assembly Act.

Provides for payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Provides information technology and broadcast services to support Members of the Legislative Assembly.

Provides for legal, procedural and security services to support Members of the Legislative Assembly.

Provides for transportation expenses of Members of the Legislative Assembly.

Provides for payment of expenses associated with the development, enhancement and maintenance of broadcast and IT infrastructure.

YLE	264909

5	Support to the Legislative Assembly

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Legislative Assembly Office Administration	21,224	24,166	21,510	23,686
2	Members of the Legislative Assembly Administration	32,250	34,009	32,927	33,972
3	Government Members’ Services (NDP)	3,736	3,585	3,504	3,427
4	Official Opposition Services (UCP)	-	-	2,356	3,218
5	Former PC Opposition Services	1,120	1,130	353	-
6	Liberal Opposition Services	316	329	318	329
7	AP Opposition Services	302	329	409	736
8	New PC Opposition Services	-	-	113	192
9	Independent Member - Mr. Fildrebrant MLA	-	-	100	192
10	Independent Member - Mr. Fraser MLA	-	-	41	-
11	Wildrose Opposition Services	2,890	2,824	884	-
12	Planning and Development Initiatives	112	325	325	325
13	Election Preparation	-	-	-	250
14	Electoral Boundary Commission (EBC)	750	648	432	-

CAPITAL INVESTMENT
1	Legislative Assembly Office Administration	406	650	650	650
12	Planning and Development Initiatives	613	400	400	400

ACQUISITION OF INVENTORY
1	Legislative Assembly Office Administration	313	262	259	262

Total		64,032	68,657	64,581	67,639

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	2,092	2,458	2,092	2,092
	Consumption of Inventory	277	262	259	262
	Valuation Adjustments and Other Provisions	121	-	-	-

Total		2,490	2,720	2,351	2,354

Support to the Legislative Assembly	6

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE
Other Premiums, Fees and Licences	-	3	3	3
Other Revenue	418	621	730	439
Total	418	624	733	442

EXPENSE

Support to the Legislative Assembly	65,190	70,065	65,623	68,681

Net Operating Result	(64,772)	(69,441)	(64,890)	(68,239)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Support to the Legislative Assembly	1,019	1,050	1,050	1,050

AMORTIZATION	(2,092)	(2,458)	(2,092)	(2,092)

Total Change	(1,073)	(1,408)	(1,042)	(1,042)

CHANGE IN INVENTORY ASSETS
ACQUISITIONS OF INVENTORY

Support to the Legislative Assembly	313	262	259	262

CONSUMPTION	(277)	(262)	(259)	(262)

Total Change	36	-	-	-

7	Support to the Legislative Assembly

Office of the Auditor General

Merwan N. Saher

Auditor General

The vision and mission of the Office of the Auditor General is making a difference in the lives of Albertans by identifying opportunities to improve the performance of and confidence in the public service.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

AUDITOR GENERAL	25,473	26,754	26,754	27,834

SUPPLEMENTARY INFORMATION

OBJECTIVE

To serve the Legislative Assembly and Albertans by examining and reporting publicly on government’s management of, and accountability practices for, the public resources entrusted to it. Under the Auditor General Act, the auditor general is the auditor of every ministry, department and regulated fund, and most provincial agencies.

We audit so we can report on how well government is managing its responsibilities and the province’s resources.

We look at the work of government through the lens of Albertans, and apply our professional expertise to provide conclusions on whether systems are working well and achieving the desired results. The provincial government is a large and complex organization. By its nature it is impossible for every aspect to be running smoothly all the time. Where we find systems and processes are not working as well as they could, we provide recommendations for improvement. These improvements aim to help the government succeed in delivering what it has set out to do for the people of Alberta.

SERVICES PROVIDED

The office’s core function is legislative auditing. We have two distinct lines of business designed to provide expert auditing of the government’s:

•	financial statements, and

•	management control systems and processes (Performance Auditing)

Audits of Financial Statements

Each year we audit the financial statements of those entities for which we are the appointed auditor, including the consolidated financial statements of the Province of Alberta. We issue an independent auditor’s report expressing an opinion on whether the financial statements are presented fairly in accordance with applicable standards. These recurring annual audits provide the Legislative Assembly and the people of Alberta with assurance on the quality of government’s financial reporting.

When auditing financial statements, we make recommendations to management if we find that an organization could improve its systems in areas such as oversight and accountability for results, internal control over financial management, management of information and related technology, or performance reporting.

Audits of Management Control Systems and Processes (Performance Auditing)

Performance audits are independent, objective and purposeful examinations of the performance of government organizations, programs and services.

We leverage the knowledge of government operations developed through our financial statement audits in carrying out our audits of management control systems and processes. If we find that an organization could improve its management control systems or processes, we make recommendations to management. We also make our findings and recommendations public in reports to the Legislative Assembly.

Our performance audit reports provide information, findings, observations and recommendations designed to promote an answerable, honest and productive public service and to encourage accountability for results and best practices.

YAD	106815

9	Office of the Auditor General

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Office of the Auditor General	25,225	26,690	26,154	27,735

CAPITAL INVESTMENT
1	Office of the Auditor General	248	64	600	99

Total		25,473	26,754	26,754	27,834

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	245	120	120	250

Total		245	120	120	250

Office of the Auditor General	10

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Auditor General	25,470	26,810	26,274	27,985

Net Operating Result	(25,470)	(26,810)	(26,274)	(27,985)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Auditor General	248	64	600	99

AMORTIZATION	(245)	(120)	(120)	(250)

Total Change	3	(56)	480	(151)

11	Office of the Auditor General

Office of the Ombudsman

Marianne Ryan

Ombudsman

The Office of the Ombudsman responds to complaints of unfair treatment by provincial government authorities and designated professional organizations.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

OMBUDSMAN	3,508	3,666	3,535	4,291

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Ombudsman responds to complaints by the public of unfair treatment through the administrative actions or decisions of the provincial government authorities, the patient concerns resolution process of Alberta Health Services and designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Initiates and conducts investigations, in response to written letters of complaint, into administrative matters which fall within the Ombudsman’s authority to investigate as determined by the Ombudsman Act.

Provides a referral and information service to direct people to the appropriate contact, department or other complaint mechanism for complaints both within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, designated professional organizations and the patient concerns resolution process of Alberta Health Services in developing policy and procedures that enhance administrative fairness.

Offers outreach services across Alberta to increase/enhance awareness of the Office of the Ombudsman.

Conducts “own motion” investigations - this refers to instances where the Ombudsman, on his own initiative, decides to investigate an administrative issue within his jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

YOM	15000

13	Office of the Ombudsman

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Office of the Ombudsman	3,468	3,666	3,455	4,241

CAPITAL INVESTMENT
1	Office of the Ombudsman	40	-	80	50

Total		3,508	3,666	3,535	4,291

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	20	20	12	12
	Valuation Adjustments and Other Provisions	(12)	-	15	-

Total		8	20	27	12

Office of the Ombudsman	14

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

Other Revenue	10	-	-	-
Services charged to the Office of the Public Interest Commissioner	351	401	387	448
Total	361	401	387	448

EXPENSE

Office of the Ombudsman	3,476	3,686	3,482	4,253

Net Operating Result	(3,115)	(3,285)	(3,095)	(3,805)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Ombudsman	40	-	80	50

AMORTIZATION	(20)	(20)	(12)	(12)

Total Change	20	(20)	68	38

15	Office of the Ombudsman

Office of the Chief Electoral Officer

Glen Resler

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, and plebiscites in support of the Election Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

CHIEF ELECTORAL OFFICER	4,338	7,436	6,590	38,949

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, and plebiscites in support of the Election Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, nomination contestants, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

YCE	57313

17	Office of the Chief Electoral Officer

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Corporate Services	3,799	4,865	4,019	4,849
2	Elections	4	1,581	1,581	28,082
3	Enumerations	-	-	-	4,968

CAPITAL INVESTMENT
1	Corporate Services	535	990	990	1,050

Total		4,338	7,436	6,590	38,949

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	258	523	523	645
	Valuation Adjustments and Other Provisions	(26)	-	-	-

Total		232	523	523	645

Office of the Chief Electoral Officer	18

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

Other Revenue	15	-	-	-

EXPENSE

Corporate Services	4,031	5,388	4,542	5,494
Elections	4	1,581	1,581	28,082
Enumerations	-	-	-	4,968
Total	4,035	6,969	6,123	38,544

Net Operating Result	(4,020)	(6,969)	(6,123)	(38,544)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Corporate Services	535	990	990	1,050

AMORTIZATION	(258)	(523)	(523)	(645)

Total Change	277	467	467	405

19	Office of the Chief Electoral Officer

Office of the Ethics Commissioner

Marguerite Trussler, Q.C.

Ethics Commissioner

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

ETHICS COMMISSIONER	986	949	925	970

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

YET	3830

21	Office of the Ethics Commissioner

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Office of the Ethics Commissioner	986	949	925	970

Total		986	949	925	970

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	9	15	13	10
	Valuation Adjustments and Other Provisions	20	-	-	-

Total		29	15	13	10

Office of the Ethics Commissioner	22

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Ethics Commissioner	1,015	964	938	980

Net Operating Result	(1,015)	(964)	(938)	(980)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(9)	(15)	(13)	(10)

Total Change	(9)	(15)	(13)	(10)

23	Office of the Ethics Commissioner

Office of the Information and Privacy Commissioner

Jill Clayton

Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

INFORMATION AND PRIVACY COMMISSIONER	6,716	6,873	6,738	6,916

SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Freedom of Information and Protection of Privacy Act (FOIP),
●	the Health Information Act (HIA), and
●	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

●

Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.

●	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.
●	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.
●	Receiving comments from the public concerning the administration of the Acts.
●	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.
●	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.
●	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.
●	Commenting on the implications for access to or protection of health information.
●	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

YIPC	27243

25	Office of the Information and Privacy Commissioner

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Office of the Information and Privacy Commissioner	6,644	6,873	6,738	6,916

CAPITAL INVESTMENT
1	Office of the Information and Privacy Commissioner	72	-	-	-

Total		6,716	6,873	6,738	6,916

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	54	55	55	55

Total		54	55	55	55

Office of the Information and Privacy Commissioner	26

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

Other Revenue	25	-	-	-

EXPENSE

Office of the Information and Privacy Commissioner	6,698	6,928	6,793	6,971

Net Operating Result	(6,673)	(6,928)	(6,793)	(6,971)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Information and Privacy Commissioner	72	-	-	-

AMORTIZATION	(54)	(55)	(55)	(55)

Total Change	18	(55)	(55)	(55)

27	Office of the Information and Privacy Commissioner

Office of the Child and Youth Advocate

Del Graff

Child and Youth Advocate

The Office of the Child and Youth Advocate champions child and youth rights, amplifies child and youth voices, and fosters child and youth participation.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

CHILD AND YOUTH ADVOCATE	13,199	13,242	13,962	15,425

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth in the child intervention and youth justice systems. The Advocate investigates serious injuries and/or deaths of children receiving a designated service. In carrying out this function, the Advocate will have the powers of the Commissioner under the Public Inquiries Act. The Advocate may appoint lawyers to represent children with respect to any proceedings under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into serious injuries and/or deaths of children receiving designated services.

4.	The Advocate will promote the rights, interests and viewpoints of vulnerable children through participation in processes in which decisions are made about them, and through public education.

5.	Identify areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

YCY	55828

29	Office of the Child and Youth Advocate

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Child and Youth Advocate’s Office	788	826	789	1,075
2	Advocacy Services	2,969	2,953	2,855	2,874
3	Systemic Advocacy, Evaluation and Research	711	799	816	807
4	Legal Representation for Children and Youth and Intake Services	4,143	3,752	4,269	3,935
5	Investigations	1,418	1,629	1,678	2,993
6	Engagement and Education	1,116	1,086	1,063	1,090
7	Strategic Support	2,027	2,147	2,156	2,501

CAPITAL INVESTMENT
7	Strategic Support	27	50	336	150

Total		13,199	13,242	13,962	15,425

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	271	291	306	306
	Valuation Adjustments and Other Provisions	2	100	100	100

Total		273	391	406	406

Office of the Child and Youth Advocate	30

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

Other Revenue	1	-	-	-

EXPENSE

Child and Youth Advocate’s Office	784	851	814	1,100
Advocacy Services	2,944	2,968	2,870	2,889
Systemic Advocacy, Evaluation and Research	735	805	822	813
Legal Representation for Children and Youth and Intake Services	4,141	3,760	4,277	3,943
Investigations	1,404	1,657	1,707	3,022
Engagement and Education	1,137	1,094	1,071	1,098
Strategic Support	2,300	2,448	2,471	2,816
Total	13,445	13,583	14,032	15,681

Net Operating Result	(13,444)	(13,583)	(14,032)	(15,681)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Strategic Support	27	50	336	150

AMORTIZATION	(271)	(291)	(306)	(306)

Total Change	(244)	(241)	30	(156)

31	Office of the Child and Youth Advocate

Office of the Public Interest Commissioner

Marianne Ryan

Public Interest Commissioner

The Office of the Public Interest Commissioner serves Albertans by facilitating the disclosure and investigation of significant matters relating to departments, public entities or offices of the legislature that employees believe may be unlawful, dangerous to the public or injurious to the public interest.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

PUBLIC INTEREST COMMISSIONER	1,040	1,264	1,155	1,149

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Public Interest Commissioner’s governing legislation is the Public Interest Disclosure (Whistleblower Protection) Act which creates a safe avenue for public service employees to report, internally or to the Public Interest Commissioner, wrongdoing and/or reprisals relating to Alberta government ministries, agencies, boards, commissions and other jurisdictional entities. The Office of the Public Interest Commissioner conducts independent and impartial investigations into public service employees’ concerns and makes recommendations respecting disclosures of wrongdoings and reprisals.

SERVICES PROVIDED

Facilitate the disclosure and investigation of significant and serious matters relating to departments, public entities and offices of the Legislature.

Protect employees who make those disclosures in accordance with the Act.

Manage, investigate and make recommendations respecting disclosures of wrongdoings and reprisals.

Promote public confidence in the administration of departments, public entities and offices of the Legislature.

YPD	4608

33	Office of the Public Interest Commissioner

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Office of the Public Interest Commissioner	1,040	1,264	1,155	1,149

Total		1,040	1,264	1,155	1,149

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	2	2	2	-
	Valuation Adjustments and Other Provisions	2	-	5	-

Total		4	2	7	-

Office of the Public Interest Commissioner	34

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Public Interest Commissioner	1,044	1,266	1,162	1,149

Net Operating Result	(1,044)	(1,266)	(1,162)	(1,149)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(2)	(2)	(2)	-

Total Change	(2)	(2)	(2)	-

35	Office of the Public Interest Commissioner

Office of the Election Commissioner

Vacant

Election Commissioner

The Office of the Election Commissioner is responsible for administering certain portions of the Election Act and the Election Finances and Contributions Disclosure Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate

ELECTION COMMISSIONER	-	-	-	1,321

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Election Commissioner of Alberta is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Election Commissioner, the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

●	the Election Act, and

●	the Election Finances and Contributions Disclosure Act

SERVICES PROVIDED

1.	Ensures compliance with, and enforcement of, certain obligations of entities regulated by the Election Act and Election Finances and Contributions and Disclosure Act.

2.	Investigates complaints, levies administrative penalties, issues letters of reprimand, enters into compliance agreements, and recommend prosecutions.

3.	Conducts an investigation into any matter that might constitute an offence under the Election Act and the Election Finances and Contributions Disclosure Act.

4.	Conducts periodic investigations of the financial affairs and records of:

o	Registered parties and registered constituency associations,
o	Registered candidates in relation to election campaigns,
o	Registered nomination contestants in relation to nomination contests, and
o	Registered third parties in relation to election advertising or political advertising

YYE	1321

37	Office of the Election Commissioner

VOTED SPENDING BY PROGRAM
(thousands of dollars)		Comparable
		2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
OPERATING EXPENSE
1	Office of the Election Commissioner	-	-	-	1,146

CAPITAL INVESTMENT
1	Office of the Election Commissioner	-	-	-	175

Total		-	-	-	1,321

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

EXPENSE
OFFICE NON-CASH AMOUNTS
	Amortization	-	-	-	30

Total		-	-	-	30

Office of the Election Commissioner	38

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2016-17 Actual	2017-18 Budget	2017-18 Forecast	2018-19 Estimate
REVENUE

None	-	-	-	-

EXPENSE

Office of the Election Commissioner	-	-	-	1,176

Net Operating Result	-	-	-	(1,176)

CHANGE IN CAPITAL ASSETS
INVESTMENT

Office of the Election Commissioner	-	-	-	175

AMORTIZATION	-	-	-	(30)

Total Change	-	-	-	145

39	Office of the Election Commissioner